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                                                                  Exhibit 10.9
                                     FORM OF
                                NON-SOLICITATION,
                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

     This Non-Solicitation, Non-competition and Non-Disclosure Agreement (the "Agreement") is entered into by and between Stride & Associates, Inc., with its principal office at 222 Berkeley Street, Suite 1620, Boston, Massachusetts 02116 (the "Company") and _________________, an individual residing at ______________,
__________, ________________ (the "Principal Stockholder").

                                    RECITALS

     Pursuant to the terms of that certain Securities Purchase and Redemption Agreement (the "Purchase Agreement") by and between the Company, the principal stockholders of the Company and the Investors named therein, the Principal Stockholder has sold a majority of his or her shares in the Company. The Principal Stockholder is executing this Agreement as an inducement to the Investors to enter into and perform the Purchase Agreement.

                                   DEFINITIONS

     1.01 "BUSINESS" shall mean (a) the Company's present business, which consists of permanent placement of information technology professionals, and, subject to the last sentence of this Section 1.01, (b) such other business as the Company may undertake during the Restriction Period (as herein defined) so long as such other business is reasonably related or incidental to, or an outgrowth of, the permanent placement of information technology professionals. It is expressly acknowledged and agreed that the term "Business" shall not include (a) activities currently conducted by Bond Technologies and Percussion Software, Inc., (which current activities the Principal Stockholder acknowledges do not include the permanent placement of information technology professionals) or (b) activities undertaken after the date hereof by Bond Technologies and Percussion Software, Inc. if at the time such entities or the Principal Stockholder first become engaged in such activities, such activities have not theretofore been engaged in by the Company.

     1.03 "COMPETE" OR "COMPETING" shall mean entering into or attempting to enter into any business which competes with the Business, either alone or with any individual, partnership, corporation or association.

     1.04 "DIRECTLY OR INDIRECTLY" as they modify the word "compete" shall mean:
(i) acting in a management or oversight capacity as an agent, representative, consultant, officer, director, independent contractor or employee of any entity or enterprise which is competing (as defined in Section 1.03) with the Business; or (ii) participating in any material management or oversight role in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor or stockholder (except as a stockholder owning less than a five percent interest


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in a corporation or other entity whose shares are actively traded on a national securities exchange or in the over-the-counter market).

     1.06 "TERRITORY" shall mean all countries in which the Company is conducting Business, or actively preparing to conduct Business at any time during the Restriction Period (as herein defined).

                       NON-COMPETITION AND NON-DISCLOSURE

     2.01 SCOPE AND REASONABLENESS. The Principal Stockholder acknowledges that the Company has a present and future expectation of conducting operations and generating revenues within the Territory and that, in his or her capacity with the Company, the Principal Stockholder had important duties and responsibilities with respect to the Business. The Company is engaged in a highly competitive business and the success of the Company's Business in the marketplace depends upon its goodwill and reputation for quality and dependability. The Principal Stockholder further agrees that reasonable limits may be placed on his or her ability to compete against the Company as provided herein so as to protect and preserve the legitimate business interests and goodwill of the Company.

     2.02 CONFIDENTIALITY AND TRADE SECRETS.

     (a) The Principal Stockholder acknowledges and agrees that his or her prior and current position as an stockholder of the Company has afforded him or her, and will continue to afford him or her, a unique opportunity to acquire confidential information concerning the Company and that the misappropriation or disclosure of such confidential information would cause irreparable harm to the Company. The Principal Stockholder recognizes and agrees that he or she has had and will continue to have access to certain confidential information of the Company and its subsidiaries which is not generally available to the public and that such information constitutes valuable, special and unique property of the Company or one of its subsidiaries. The Principal Stockholder acknowledges that such confidential information includes information concerning the Business, the Company and its subsidiaries, including without limitation financial information concerning the Business and the Company, the names and addresses of actual and potential customers of the Business or the Company, studies of prospective market areas for the Business, supply sources, products, technical data, ideas, processes, and trade secrets of the Business and the Company (such information whether related to the Business the Company or its subsidiaries being referred to collectively as the "Confidential Information"). Confidential Information shall not include any information or documents (i) that are or become publicly available without breach of this Section 2.02, (ii) that the Principal Stockholder rightfully receives from any third party which is not breaching an obligation of confidence with the Company or any of its subsidiaries or without an accompanying obligation of confidence or (iii) that are required to be released by a valid court or governmental order. In the event that the Principal Stockholder is requested in any court or governmental proceeding to

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disclose any Confidential Information, the Principal Stockholder shall give the
Company prompt notice of such request such that the Company may seek a protective order or other appropriate relief and shall cooperate with all reasonable requests of the Company in connection therewith.

     (b) The Principal Stockholders will keep confidential and will not, at any time hereafter, directly or indirectly, divulge to anyone, use or otherwise appropriate any of the Confidential Information for any reason or purpose whatsoever except to authorized representatives of the Company.

     (c) With respect to any trade secrets included in the Confidential Information, the Principal Stockholder also agrees not to use or disclose any of such trade secrets at any time until such trade secrets become generally available to the public by independent discovery or development and publication through no fault of the Principal Stockholder. The Principal Stockholder acknowledges and agrees that these prohibitions against disclosure of Confidential Information are in addition to, and not in lieu of, any rights or remedies which the Company or any of its subsidiaries may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets or proprietary information, and the enforcement by the Company of any of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

     2.03 NON-COMPETITION. The Principal Stockholder agrees that for a period (the "Restriction Period") from the date hereof through the later of (i) May 31, 2003; or (ii), if applicable, the first anniversary of termination of his or her employment with the Company, he or she will not directly or indirectly, for himself or herself, or on behalf of or in conjunction with any other person, partnership, firm or corporation, engage in the Business within the Territory, or, except as an owner of less than 5% of the capital stock of any publicly held company or entity, directly or indirectly be an owner, partner, director, manager, officer or employee, of consultant or advisor to, or otherwise render services to or be associated with any business which competes with the Business of the Company in the Territory and in any other geographical area in which the Company establishes offices during the term of this Agreement. Notwithstanding the provisions of this Section 2.03, the Principal Stockholder shall be permitted to engage in those activities described in EXHIBIT A hereto, so long as in doing so the Principal Stockholder does not violate any of the other provisions of this Agreement.

     2.04 NON-SOLICITATION AND NON-INTERFERENCE. The Principal Stockholder agrees that during the Restriction Period, he or she will not in any way, directly or indirectly (but only to the extent with his or her control), for himself or herself or on behalf of or in conjunction with any other person, partnership, firm or corporation:

          (i) Solicit or divert away or attempt to solicit or divert any customer served or solicited by the Company, in each case to provide services in competition with the Business; or

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          (ii) Solicit or induce or attempt to induce any employee of the
          Company or independent contractor who, over the six months immediately preceding such solicitation or inducement, has spent at least two-thirds of his or her business time providing services to the Company (a "Protected Consultant"), to terminate his or her employment with the Company, or employ or otherwise engage as an employee, independent contractor or otherwise, except in an enterprise in which the Principal Stockholder has no responsibility or authority for hiring decisions, any person who is an employee or Protected Consultant of the Company or was an employee or Protected Consultant of the Company in the four (4) months preceding the proposed date of hiring of such person.

     2.05 REMEDIES. The Principal Stockholder acknowledges that any violation of this Section 2 will cause irreparable harm to the Company and that damages are not an adequate remedy. The Principal Stockholder therefore agrees that the Company shall be entitled to seek an injunction enjoining, prohibiting and restraining the Principal Stockholder from the continuance of any such violation, in addition to any monetary damages which might occur by reason of a violation of this Agreement or any other remedies at law or in equity, including without limitation specific performance, and that in any such action, the Principal Stockholder will not raise as a defense the argument that an adequate remedy for such breach exists at law.

     2.06 INDEPENDENT. The covenants set forth in the foregoing Sections of this
Section 2 are and shall be deemed and construed as separate and independent covenants. Should any part or provision of such covenants be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision thereof. Specifically, and without limiting the generality of the foregoing, if any portion of Sections 2.01, 2.02, 2.03 or 2.04 is found to be invalid by a court of competent jurisdiction because its duration, the Territory and/or the Business are invalid or unreasonable in scope, such duration, Territory and/or Business, as the case may be, shall be redefined (but in no event expanded or enlarged) by consideration of the reasonable concerns and needs of the Company such that the intent of the Company and the Principal Stockholder, in agreeing to Sections 2.01, 2.02, 2.03 and 2.04, will not be impaired and shall be enforceable to the fullest extent of the applicable laws.

     3. NOTICES. All notices or elections required or permitted under this Agreement shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or first class mail, postage prepaid, to the Company or the Principal Stockholder to the address set forth above, or to such other address as one party may advise the other as provided in this Agreement.

     4. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

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     5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     6. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Principal Stockholder.

     7. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws (and not the laws of conflicts) of The Commonwealth of Massachusetts.

     8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of the Principal Stockholders are personal and shall not be assigned, and provided, further no such assignment shall expand or enlarge the scope or breadth of any of the provisions hereof.

     9. MISCELLANEOUS.

          9.1. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          9.2. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          9.3. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


                     [Rest of Page Intentionally Left Blank]


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                       COMPANY:

                                       STRIDE & ASSOCIATES, INC.



                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------

                                       PRINCIPAL STOCKHOLDER:


                                       ----------------------------------------




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                                    EXHIBIT A



1.

















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